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                        [COOLEY GODWARD LLP LETTERHEAD]

October 24, 2001


PACIFICARE HEALTH SYSTEMS, INC.                              www.cooley.com
3120 Lake Center Drive
Santa Ana, CA  92704                                         BARBARA L. BORDEN
                                                             858 550-6064
                                                             bordenbl@cooley.com

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation (the "Company"), of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the offering of an aggregate of up to 2,600,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), including 1,100,000 shares issuable pursuant to the Company's 2001 Employee Stock Purchase Plan (the "ESPP") and 1,500,000 shares issuable pursuant to the 2000 Employee Plan (the "Employee Plan").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the ESPP, the Employee Plan, the Company's Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the ESPP or the Employee Plan, as applicable, the Registration Statement and the related prospectus, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/S/ BARBARA L. BORDEN
    ------------------
    Barbara L. Borden